UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2019
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46‑5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado, 80111
(Address of principal executive offices)
(720) 630‑2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01.    Other Events.

On February 27, 2019, National Storage Affiliates Trust (the “Company”) and its operating partnership, NSA OP, LP, entered into a sales agreement (the “Sales Agreement”) with each of Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, SunTrust Robinson Humphrey Inc., and Wells Fargo Securities, LLC (each an "Agent" and collectively the "Agents") and each of Jefferies LLC, Bank of Montreal, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, (each a "Forward Purchaser" and collectively, the "Forward Purchasers"), relating to the Company's common shares of beneficial interest, $0.01 par value per share (‘‘common shares’’) and 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the ‘‘Series A Preferred Shares’’), pursuant to a continuous offering program. The Company refers to its common shares and Series A Preferred Shares, collectively, as the ‘‘offered shares.’’

The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of offered shares to or through the Agents, the Company may enter into separate forward sale agreements with any Forward Purchaser. Forward sale agreements, if any, will include only the Company's common shares and will not include any Series A Preferred Shares. If the Company enters into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will attempt to borrow from third parties and sell, through the related agent, acting as sales agent for such Forward Purchaser (each, a "Forward Seller"), offered shares, in an amount equal to the offered shares subject to such forward sale agreement, to hedge such Forward Purchaser’s exposure under such forward sale agreement.

In accordance with the terms of the Sales Agreement and any forward sale agreements, the Company may offer and sell offered shares having an aggregate gross sales price of up to $250 million from time to time through the Agents, as the Company's sales agents, or, as applicable, as Forward Seller, or directly to the Agents or Forward Sellers, acting as principals.

The Sales Agreement supersedes and replaces the Company's previous open market sales agreements, which are no longer effective.

None of the Agents, whether acting as the Company's sales agent or as Forward Seller, is required to sell any specific number or dollar amount of the Company's offered shares but each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on the terms and subject to the conditions of the Sales Agreement, offered shares on terms agreed upon by such Agent, the Company and, in the case of offered shares sold by such Agent as Forward Seller, the related Forward Purchaser from time to time. The offered shares offered and sold through the Agents, as the Company's sales agents, or as Forward Sellers, pursuant to the Sales Agreement will be offered and sold through only one Agent on any given day.

Sales of the Company's offered shares, if any, may be made in sales deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), including (1) by means of ordinary brokers' transactions on the NYSE at market prices prevailing at the time of sale, in negotiated transactions, block transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker, (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue, or (4) pursuant to a terms agreement.

Each Agent will receive from the Company a commission at a mutually agreed rate not to exceed, but may be less than, 2.0% of the gross sales price of all offered shares sold through it as sales agent under the Sales Agreement. In connection with each forward sale agreement, the Company will pay the applicable Agent a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be less than, 2.0% of the volume weighted average sales price per share of all borrowed offered shares sold through such agent, as Forward Seller, during the applicable forward selling period for such offered shares.

Under the terms of the Sales Agreement, the Company may also sell the Company's offered shares to each of the Agents, as principal, at a price agreed upon at the time of sale. If the Company sells its offered shares to any Agent as principal, the Company will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

The Company intends to contribute the net proceeds received by the Company (1) from any sales of common shares or Series A Preferred Shares through the Agents and (2) upon settlement of any forward sales agreements, in each case, to the Company's operating partnership, which the Company expects will subsequently use the net proceeds for general corporate and working capital purposes, including, but not limited to, repaying outstanding indebtedness and funding property acquisitions and investments.

The Company will not initially receive any proceeds from any sale of its offered shares borrowed by a Forward Purchaser and sold through a Forward Seller. The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of offered shares underlying such forward sale agreement multiplied by the relevant forward price. To the extent that the Company elects to cash settle any portion of its obligations under any forward sale agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. To the extent that the Company elects to net share settle any portion of obligations under a forward sale agreement, the Company will not receive any proceeds from the relevant Forward Purchaser and the Company may owe offered shares to the relevant Forward Purchaser.

The offered shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333- 223654). The Company filed a prospectus supplement, dated February 27, 2019, with the Securities and Exchange Commission in connection with the offer and sale of the offered shares.

The Sales Agreement contains customary representations, warranties, and agreements of the Company, Agents and Forward Purchasers, indemnification rights and obligations of the parties and termination provisions. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

In connection with the Series A Preferred Shares issuable under the Sales Agreement, the Company's board of trustees classified an additional 10,869,566 preferred shares of its authorized but unissued preferred shares as additional Series A Preferred Shares and filed an additional articles supplementary (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The description of the material terms of the Sales Agreement and Articles Supplementary in this Item 8.01 is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any offered shares nor shall there be any sale of these offered shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated February 27, 2019, among National Storage Affiliates Trust, NSA OP, LP and the agents and forward purchasers party thereto.
3.1	Articles Supplementary dated February 27, 2019 designating the Series A Preferred Shares of National Storage Affiliates Trust
5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Financial Officer

Date: March 1, 2019